[COMPANY LOGO]

                            HARVEY ELECTRONICS, INC.
                                205 Chubb Avenue
                               Lyndhurst, NJ 07071

                              NOTICE OF 2002 ANNUAL
                          MEETING OF STOCKHOLDERS TO BE
                       HELD AT 10:00 A.M. ON July 2, 2002

To the Stockholders of HARVEY ELECTRONICS, INC.:

NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders (the "Meeting") of HARVEY ELECTRONICS, INC. (the "Company") will be held on Tuesday, July 2, 2002 (the "Meeting Date"), at 10:00 A.M. at the office of Ruskin, Moscou, Evans and Faltischek, 190 EAB Plaza, East Tower, 15th Floor, Uniondale, New York 11556-0190 for the following purposes:

     1.   To elect six directors;

     2. To ratify the appointment of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending October 26, 2002;

     3. To transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on May 24, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting, and only holders of record of shares of the Company's common stock at the close of business on that day will be entitled to vote. The stock transfer books of the Company will not be closed.

Enclosed is a copy of the Company's Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission for the fiscal year ended October 27, 2001.

A complete list of stockholders entitled to vote at the Meeting shall be available at the offices of the Company during ordinary business hours from June 7, 2002 until the Meeting Date for examination by any stockholder for any purpose germane to the Meeting. This list will also be available at the Meeting.

All stockholders are cordially invited to attend the Meeting in person. However, whether or not you expect to be present at the Meeting, you are urged to mark, sign, date and return the enclosed Proxy, which is solicited by the Board of Directors, as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Meeting. The shares represented by the Proxy will be voted according to your specified response. The Proxy is revocable and will not affect your right to vote in person in the event you attend the Meeting.

                                    By Order of the Board of Directors

                                    Joseph J. Calabrese, Jr., Secretary
Lyndhurst, New Jersey
May 31, 2002


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WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN THE
ACCOMPANYING PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ACCOMPANYING POSTPAID ENVELOPE. YOUR DOING SO MAY SAVE HARVEY ELECTRONICS, INC. THE EXPENSE OF A SECOND MAILING.
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                            HARVEY ELECTRONICS, INC.
                                205 Chubb Avenue
                               Lyndhurst, NJ 07071
                         ------------------------------

                                 PROXY STATEMENT
                         ------------------------------

                       2002 ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD AT 10:00 A.M. ON July 2, 2002

The enclosed Proxy Statement is solicited by the Board of Directors of HARVEY ELECTRONICS, INC. (the "Company") in connection with the 2002 Annual Meeting of Stockholders (the "Meeting") to be held on Tuesday, July 2, 2002 (the "Meeting Date"), at 10:00 a.m. at the office of Ruskin, Moscou, Evans & Faltischek, P.C., 190 EAB Plaza, East Tower, 15th Floor, Uniondale, New York 11556-0190 and any adjournment thereof. The Board of Directors has set May 24, 2002, at the close of business, as the record date ("Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting. As of the Record Date, the Company had outstanding 3,282,833 shares of Common Stock $.01 par value per share (the "Common Stock"). A stockholder executing and returning a Proxy has the power to revoke it at any time before it is exercised by filing a later Proxy with, or other communication to, the Secretary of the Company or by attending the Meeting and voting in person. The Proxy will be voted in accordance with your directions as to:

     (1)  The election of the persons listed herein as directors of the Company;

     (2) The ratification of the appointment of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending October 26, 2002;

     (3) The transaction of such other business as may properly come before the Meeting and any adjournment or postponement thereof.

In the absence of direction, the Proxy will be voted in favor of these proposals.

The entire cost of soliciting proxies will be borne by the Company. The cost of solicitation, which represents an amount approximating $10,000, believed to be normally expended for a solicitation relating to an uncontested election of directors, will include the cost of supplying necessary additional copies of the solicitation materials and the Company's 2001 Annual Report on Form 10-KSB to Stockholders (the "Annual Report") to beneficial owners of shares held of record by brokers, dealers, banks, trustees, and their nominees, including the reasonable expenses of such recordholders for completing the mailing of such materials and Annual Report to such beneficial owners.

In voting at the Meeting, each holder of record of Common Stock on the Record Date will be entitled to one vote on all matters. Holders of a majority of the outstanding shares of Common Stock must be represented in person or by proxy in order to achieve a quorum to vote on all matters. The attached Notice of Meeting, the Proxy Statement, the enclosed form of Proxy and the Annual Report are being mailed to stockholders on or about May 31, 2002.

SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to the beneficial ownership of shares of Common Stock as of April 27, 2002, based on information obtained from the persons named below, by (i) each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each executive officer and director of the Company, (iii) all officers and directors of the Company as a group and (iv) all beneficial owners as a group:

                Name and Address of                       Title        Amount and Nature of
                  Beneficial Owner                       of Class      Beneficial Ownership      Percentage
----------------------------------------------------- --------------- ------------------------ ---------------

Harvey Acquisition Company LLC ("HAC")                    Common              253,932               7.7%
c/o Michael E. Recca
949 Edgewood Avenue
Pelham Manor, NY 10803

Michael E. Recca                                          Common              430,078 (1)          12.5%
949 Edgewood Avenue
Pelham Manor, NY 10803

Matthew and Alicia Larson                                 Common              304,300               9.3%
c/o CIBC 622 3rd Avenue
New York, NY 10017

Bruce Goldsmith, Inc.                                     Common              242,530               7.4%
111 North Beach Road
Hobe Sound, FL 33455

Jeffrey A. Wurst                                          Common               46,050 (6)           1.4%
c/o Ruskin, Moscou, Evans
& Faltischek, PC
190 EAB Plaza, East Tower, 15th Floor
Uniondale, NY 11556-0190

William F. Kenny, III                                     Common               48,989 (2)           1.5%
Harvey Electronics, Inc.
205 Chubb Avenue
Lyndhurst, NJ 07071

Fredric J. Gruder                                         Common               42,500 (2)           1.3%
775 Park Avenue
Suite 255
Huntington, NY 11743

Franklin C. Karp                                          Common              204,500 (3)           5.9%
Harvey Electronics, Inc.
205 Chubb Avenue
Lyndhurst, NJ 07071

Joseph J. Calabrese                                       Common              176,702 (4)           5.1%
Harvey Electronics, Inc.
205 Chubb Avenue
Lyndhurst, NJ 07071

Michael A. Beck                                           Common              172,500 (4)           5.0%
Harvey Electronics, Inc.
205 Chubb Avenue
Lyndhurst, NJ 07071

Roland W. Hiemer                                          Common               92,500 (5)           2.7%
Harvey Electronics, Inc.
205 Chubb Avenue
Lyndhurst, NJ 07071

All Directors and Officers as a group                     Common            1,213,819 (7)          29.1%
(8 Persons)

All Beneficial Owners as a group                          Common            1,760,649 (7)          42.2%

(1) Includes shares owned by HAC, of which Mr. Recca is a member and one of three managers, plus options to purchase up to 160,000 shares of the Company's Common Stock which are exercisable at an exercise price of between $.8937-$1.925 per share.

(2) Includes an option to purchase up to 40,000 shares of the Company's Common Stock, which is exercisable at an exercise price of between $.8125-$1.375 per share.

(3) Includes options to purchase up to 187,500 shares of the Company's Common Stock, which are exercisable at an exercise price of between $.8125-$3.00 per share.

(4) Includes options to purchase up to 165,000 shares of the Company's Common Stock, which are exercisable at an exercise price of between $.8125-$3.00 per share.

(5) Includes options to purchase up to 90,000 shares of the Company's Common Stock, which are exercisable at an exercise price of between $.8125-$3.00 per share.

(6) Includes a warrant to purchase 15,000 shares of the Company's Common Stock, in the name of Ruskin, Moscou, Evans & Faltischek, P.C., the law firm in which Mr. Wurst is a Partner, at an exercise price of $5.00 per share. Mr. Wurst has expressly disclaimed beneficial ownership of this warrant. Also includes options to purchase up to 30,000 shares of the Company's Common Stock, which is exercisable at an exercise price of between $.8125-$1.375 per share.

(7) Includes options and a warrant to purchase up to 892,500 shares of Common Stock, which are exercisable at an exercise price of between $.8125-$5.00 per share.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission (the "SEC"). Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, as of April 27, 2002, the Company believes that its directors, executive officers, and greater than 10% stockholders complied with all Section 16(a) filing requirements.

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Company's common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange commission and Nasdaq. Officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the fiscal year ended October 27, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Joseph J. Calabrese, Michael
A. Beck, Michael E. Recca, Roland W. Hiemer and Franklin C. Karp each reported two transactions late on a Form 4, and Frederic J. Gruder, William F. Kenny, III and Jeffrey A. Wurst each reported one transaction late on a Form 4.

PROPOSAL I
ELECTION OF DIRECTORS

Six directors are to be elected by a plurality of the votes cast at the Meeting, each to hold office until the next Annual Meeting of Stockholders and until his respective successor is duly elected and qualified.

Nominees For Director

The persons named below have been nominated for election as directors. The persons named in the accompanying Proxy have advised the Company that it is their intention to vote for the election of the persons named below as directors unless authority is withheld.

                                Michael E. Recca
                                Franklin C. Karp
                            Joseph J. Calabrese, Jr.
                                Fredric J. Gruder
                              William F. Kenny, III
                                Jeffrey A. Wurst

The Company believes that each nominee will be able to serve. If any nominee becomes unable or unwilling to serve, Proxies may be voted for the election of such person or persons as the Board of Directors determines.

Information Regarding Officers and Directors

The following table sets forth the names and ages of the Company's current and nominated directors and executive officers and the positions they hold with the
Company:

            Name                   Age (1)  Position
            ----                   -------  --------

Michael E. Recca ................    51     Chairman and Director
Franklin C. Karp ................    48     President and Director
Joseph J. Calabrese, Jr..........    42     Executive Vice President,
                                            Chief Financial Officer,
                                            Treasurer, Secretary and
                                            Director
Jeffrey A. Wurst.................    53     Director
Fredric J. Gruder................    56     Director
William F. Kenny, III............    71     Director
Michael A. Beck .................    43     Vice President of
                                            Operations
Roland W. Hiemer ................    41     Merchandise Manager

(1) As of April 27, 2002.

Michael E. Recca became the Chairman of the Board of Directors of the Company in November 1996. Mr. Recca is also a member and manager of Harvey Acquisition Company, LLC, which is a principal shareholder of the Company. Mr. Recca was an employee of Taglich Brothers, D'Amadeo, Wagner & Co., Inc., a NASD registered broker-dealer, through December 31, 1998. From January 2001 through April 2002, Mr. Recca was also a principal in NorthStar Capital, LLC, which was a joint venture with Ruskin, Moscou, Evans & Faltischek, P.C., the Company's corporate counsel. Currently, Mr. Recca is a director of Sky Holdings LTD, and the President of Sky Capital, LLC, a NASD broker dealer.

Franklin C. Karp began his career in the retail consumer electronics industry over 25 years ago, working then as a salesman for one of the most successful chain operations in the New York metropolitan area. He held various positions in sales management, purchasing and operations. In 1990, Mr. Karp joined Harvey as Merchandise Manager and later as Vice President in charge of merchandising. Mr. Karp was appointed President of Harvey in 1996.

Joseph J. Calabrese, a certified public accountant, joined the Company as Controller in 1989. Since 1991, Mr. Calabrese has served as Vice President, Chief Financial Officer, Treasurer and Secretary of the Company. Mr. Calabrese was elected Executive Vice President and a Director of the Company in 1996. Mr. Calabrese began his career with Ernst & Young LLP in 1981 where for the eight-year period prior to his joining the Company he performed audit services with respect to the Company.

Fredric J. Gruder, has been a director since July 1998. Since December 2001, Mr. Gruder has been a sole practitioner in his own law firm. From July 1999 to December 2001, Mr. Gruder has been of counsel to Dorsey & Whitney LLP. From September 1996 to July 1999, he was a partner in the law firm of Gersten, Savage, Kaplowitz & Fredericks, LLP ("Gersten"), which represented Thornwater Company, L.P. ("Thornwater"), representative of the Company's underwriters in the Offering. From March 1996 through September 1996, Mr. Gruder was of counsel to Gersten, having been a sole practitioner from May 1995 through March 1996. From March 1992 until March 1996, Mr. Gruder served as vice president and general counsel to Sbarro, Inc., then a publicly traded corporation which owns, operates, and franchises Italian restaurants. Prior to this time, Mr. Gruder practiced law in New York for over twenty years, specializing in corporate securities and retail real estate.

William F. Kenny, III has been a director of the Company since 1975. From January 1992 to December 2000, Mr. Kenny was a consultant to Meenan Oil Co., Inc. Prior to 1992, Mr. Kenny was the President and Chief Executive Officer of Meenan Oil Co., Inc. Mr. Kenny has also served as a director of the Empire State Petroleum Association, Petroleum Research Foundation and is the President of the East Coast Energy Council. Mr. Kenny was also the President of the Independent Fuel Terminal Operators Association and the Metropolitan Energy Council.

Jeffrey A. Wurst, a director since February 2000, is a Partner at the law firm of Ruskin, Moscou, Evans & Faltischek, P.C. ("Ruskin"), where he chairs the firm's Financial Services Group. Mr. Wurst began his legal career with Ruskin in 1987. Mr. Wurst is experienced in asset based lending, factoring, commercial finance and bankruptcy matters. Mr. Wurst attended the Jacob D. Fuchsburg Law Center of Touro College in 1987 and earned his B.S. and M.A. from Hofstra University. Mr. Wurst's law firm has been involved in the legal representation of the Company since it reorganized under the bankruptcy laws in 1996.

Board Recommendation and Vote Required. The Board recommends that the stockholders vote "FOR" the election of each of the above named nominees. The affirmative vote of a plurality of the shares of Common Stock present or represented and entitled to vote at the meeting is required for the election of each director.

Michael A. Beck has been Vice President of Operations of the Company since April 1997. From June 1996 until such date he was the Company's Director of Operations and from October 1995 until April 1996 he served as Director of Operations for Sound City, a consumer electronics retailer. Mr. Beck was a store manager for the Company from August 1989 until October 1995. Mr. Beck holds a BA in Psychology from Merrimack College.

Roland W. Hiemer is an executive officer of the Company and Director of Inventory Control. Mr. Hiemer has been with the Company for eleven years. He started with the Company as a salesman and advanced to Senior Sales Manager for the Paramus store in 1991. He was further promoted to Inventory Control Manager in 1991. In 1997, he was promoted to Director of Inventory Control and in 2001, Mr. Hiemer was promoted to Merchandise Manager. Mr. Hiemer holds a BA in Business Administration from Hofstra University.

Committees of the Board of Directors

The Board of Directors, which met six times either in person or telephonically during fiscal 2001, has an Audit Committee and a Compensation and Stock Option Committee.

     Compensation and Stock Option Committee. The function of the Compensation and Stock Option Committee is to make recommendations to the Board with respect to the compensation of management employees and to administer plans and programs relating to stock options, pension and other retirement plans, employee benefits, incentives, and compensation. Jeffrey A. Wurst, Fredric
     J. Gruder and William F. Kenny, III are the current members of the Compensation and Stock Option Committee. The Compensation and Stock Option Committee met in person or telephonically four times in fiscal 2001.

     Audit Committee. The Company has an Audit Committee composed of independent directors. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included in Appendix A.

Report of the Audit Committee

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-KSB with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

The Committee discussed with the Company's independent auditors the overall scope and results of their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee met once during fiscal year 2001, relating to the audit.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended October 27, 2001 for filing with the SEC. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's new independent auditors, BDO Seidman, LLP for the year ended October 26, 2002.

William F. Kenny, III, Audit Committee Member
Fredric J. Gruder, Audit Committee Member
Jeffrey A. Wurst, Audit Committee Member

January 22, 2002

Directors' Compensation

Effective February 1, 2000, each of the Company's outside directors, received a $500 monthly retainer. As of November 1, 2001, this retainer was increased to $1,000 per month for each outside director.

In November and December 2000, the outside directors received the following options to purchase the Company's Common Stock:

                                      Options Granted              Exercise Price               Expiration Date
                                      ---------------              --------------               ---------------
William F. Kenny, III                     15,000                       $1.375                     11/29/2010
                                          15,000                       $ .8125                    12/28/2010
Frederic J. Gruder                        15,000                       $1.375                     11/29/2010
                                          15,000                       $ .8125                    12/28/2010
Jeffrey A. Wurst                          15,000                       $1.375                     11/29/2010
                                          15,000                       $ .8125                    12/28/2010

See "2001 Option Grants" for additional information. Effective May 1, 2000, Mr. Recca, in his capacity as Chairman of the Board, was placed on the Company's payroll at an annual salary of $120,000, plus Company sponsored benefits.

Limitation of Liability of Directors; Indemnification of Directors and Officers; Directors and Officers Insurance

The Company's Certificate of Incorporation provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the New York Business Corporation Law. Any repeal or modification of what is set forth hereinabove will not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities laws.

The Company's By-Laws provide that the Company shall to the fullest extent permitted by applicable law, as amended from time to time, indemnify any person who is or was made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including any action by or in the right of the Company to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Company is serving or served in any capacity at the request of the Company, by reason of the fact that he, his testator or intestate, is or was a director or officer of the Company, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and expenses (including attorneys' fees, cost and charges) incurred as a result of such action or proceeding, or appeal therein, except to such person who is a director or officer of the Company and a judgment or other final adjudication adverse to such director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonest and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

Section 722 of the New York Business Corporation Law empowers a New York corporation to indemnify any person, made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

In addition, Section 722 of the New York Business Corporation Law states that a New York corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type of kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court on which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

The Company maintains directors and officers liability insurance. The current annual premium for such insurance is approximately $72,000, all of which is paid by the Company.

EXECUTIVE COMPENSATION

The following table sets forth the cash and stock compensation paid by the Company, as well as any other compensation paid to or earned by the Chairman of the Company, the President of the Company and those executive officers compensated at or greater than $100,000 for services rendered to the Company in all capacities during the three most recent fiscal years.

Summary Compensation Table

      Name of Individual                                                        Stock              Long-Term
    and Principal Position       Year         Salary           Bonus       Compensation (5)      Compensation
------------------------------- -------- ------------------ ------------- ------------------- --------------------

Michael E. Recca                 2001      $ 120,000           $     -          $     -            $  -
Chairman (1)                     2000      $ 108,000 (1)       $15,000          $     -            $  -
                                 1999      $  95,000           $     -          $     -            $  -

Franklin C. Karp (2)             2001      $ 147,000           $50,000          $     -            $  -
President                        2000      $ 138,000           $60,000          $     -            $  -
                                 1999      $ 126,000           $ 5,000          $     -            $  -

Joseph J. Calabrese (3)          2001      $ 138,000           $40,000          $     -            $  -
Executive Vice President         2000      $ 128,000           $46,000          $     -            $  -
Chief Financial Officer,         1999      $ 117,000           $ 3,750          $     -            $  -
  Treasurer and Secretary

Michael A. Beck (4)              2001      $ 123,000           $40,000          $     -            $  -
Vice President of                2000      $ 113,000           $46,000          $     -            $  -
   Operations                    1999      $ 101,000           $ 3,750          $     -            $  -

(1)--From April 1, 1998 to April 30, 2000, Mr. Recca received an annual director's fee of $95,000 at the rate of $7,917 per month, in his capacity as the Chairman of the Board of Directors of the Company. Effective May 1, 2000, Mr. Recca had been placed on the Company's payroll at an annual salary of $120,000, plus Company sponsored benefits.

(2)--Effective October 28, 2001, Mr. Karp's annual salary was increased to $155,000.

(3)--Effective October 28, 2001, Mr. Calabrese's annual salary was increased to $145,000.

(4)--Effective October 28, 2001, Mr. Beck's annual salary was increased to $130,000.

(5)--See "Stock Option Plan" for related information relating to stock option grants.

Compensation Committee Report on Executive Compensation

The Compensation and Stock Option Committee ("Compensation Committee") of the Board of Directors establishes the Company's general compensation policies as well as the compensation plans and specific compensation levels for executive officers. It also administers our employee stock option plan for executive officers.

The Compensation Committee believes that the compensation of the Company's executive officers should be influenced by performance. Base salary levels, and any salary increases are approved by the Compensation Committee. Additional compensation in the form of cash bonuses and stock options is made in accordance with a quarterly and annual bonus plan, as approved by the Compensation Committee. The Compensation Committee believes that the executive officer salaries in 2001 did not exceed levels in the industry for similarly-sized businesses. Severance agreements exist for all executive officers.

As previously mentioned, stock option grants are part of the bonus plan for executive officers. The Compensation Committee views option grants as an important component of its long-term, performance-based compensation philosophy. Since the value of an option bears a direct relationship to our stock price, the Compensation Committee believes that options motivate executive officers to manage us in a manner that will also benefit stockholders. As such, options are granted, only if performance levels are achieved, at the current market price. One of the principal factors considered in granting options to an executive officer is the executive officer's ability to influence our long-term growth and profitability.

During 2001, a total of 262,500 options were granted, of which 172,500 options were granted to the executive officers.

Compensation of President.

Effective October 28, 2001, the annual salary of Mr. Karp, the Company's President was increased to $155,000. During 2001, a total of 37,500 options were granted to Mr. Karp.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Code was enacted in 1993 and generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by a corporation on the last day of the taxable year. Section 162(m), however, does not disallow a federal income tax deduction for qualified "performance-based compensation," the material terms of which are disclosed to and approved by stockholders.

The Compensation Committee has considered the tax deductibility of compensation awarded under the stock option plan in light of Section 162(m). We structured and intend to administer the stock option plan with the intention that the resulting compensation can qualify as "performance-based compensation" and would be deductible. It is not expected that any executive officer's compensation will be non-deductible in 2001 by reason of the application of Section 162(m).

Severance Agreements

In November 2000, the Company's Board of Directors approved and the Company entered into substantially similar Second Amended and Restated Severance Agreements with each of Franklin C. Karp, Joseph J. Calabrese, and Michael A. Beck, executives of the Company, and the Company entered into an Amended and Restated Severance Agreement with Michael E. Recca, the Company's Chairman (each an "Amended Severance Agreement").

Each Amended Severance Agreement provides that either (i) in the event of a change in control of the Company (as defined), such as a merger, sale or disposition of assets, change in the constitution of the Board of Directors or the current Chairman, the assignment to the executive of a position inconsistent with the executive's current position or relocation of the corporate office (as defined), or in the event of a potential change in control (as defined), or disability (as defined), and within one hundred eighty (180) days from the day of one of the foregoing events the executive is terminated for reasons other than for cause or the executive terminates his employment for any reason, or
(ii) in the event the executive is terminated for any reason other than cause (as defined) and a change in control, potential change in control or disability shall not have occurred, then in either event, the respective executive shall receive, among other things:

o a cash amount equal to the higher of: (x) the executive's annual base salary prior to termination or the event giving rise to the change in control, potential change in control or disability, or (y) the executive's annual base salary prior to the event giving rise to the executive's right to terminate his employment for any reason;

o a cash payment equal to the higher of: (x) twelve (12) months of the executive's highest monthly car allowance or monthly average travel reimbursement in effect within the six (6) month period immediately prior to termination or the change in control, potential change in control or disability, not to exceed twelve thousand and 00/100 ($12,000) dollars, or
     (y) twelve (12) months of the executive's highest monthly car allowance or monthly average travel reimbursement in effect within the six (6) month period immediately prior to the date the executive terminates his employment for any reason, not to exceed twelve thousand and 00/100 ($12,000) dollars; and

o the maximum /highest benefits which the executive was receiving at any time during a two-year period prior to termination, relating to health insurance, accident insurance, long-term care, life insurance and disability, which shall continue for one (1) year beyond the date of termination of the executive's employment.

Roland W. Hiemer's severance agreement provides that in the event the Company is sold or merged with another company, involved in a corporate reorganization, or if a change of the current management takes place, and Mr. Hiemer, for the foregoing reasons, is terminated or asked to accept a position other than that of a senior officer requiring similar responsibilities to those that he currently performs, or if the current corporate office is moved to a new location which is more than thirty miles from Lyndhurst, New Jersey, as a result of a reorganization or change in ownership or control, and he declines the new position or relocation, the Company or its successor in control will be obligated, and continue, to pay him at the same salary and car allowance, if any, he had most recently been earning, for a period of six months. In addition, he will be fully covered under the Company's benefit plans, including, without limitation, the Company's medical, dental, life and disability insurance programs, during the six-month period.

If, following termination of Mr. Hiemer as described in the preceding paragraph, Mr. Hiemer obtains employment at a lesser compensation than Mr. Hiemer's compensation by the Company, the Company will pay Mr. Hiemer the difference between the two salaries for the remainder of the six month period, plus continued coverage of the Company's benefit plans for the same period. The severance agreement for Mr. Hiemer also provides that in the event he is terminated for any other reasons, except conduct that is materially injurious to the Company or conviction of any crime involving moral turpitude, the Company will be obligated and continue to pay Mr. Hiemer at the same salary he has most recently been earning, for a period of three months following termination plus full coverage of the Company's benefits for the same period.

PERFORMANCE GRAPH

The following graph shows a 46-month comparison of the cumulative total return to shareholders for the Company, The Russell 2000 Index and a peer group of substantially larger electronics companies. The graph assumes that the value of investment in the Company's common stock and in each index was $100 on April 2, 1998 (the date the Company completed its public offering of common stock on common stock warrants), including the reinvestment of dividends, if any. The Company's fiscal year is either a 52 or 53-week year with the fiscal year ending on the Saturday closest to October 31. All fiscal years presented in the performance graph include 52 weeks.

                                [GRAPH OMITTED]


STOCK OPTION PLAN

In April 1997, the Company adopted The Harvey Electronics, Inc. Stock Option Plan (the "Stock Option Plan"), which currently covers 1,000,000 shares of Common Stock. Options may be designated as either (i) incentive stock options ("ISOs") under the Internal Revenue Code of 1986, as amended (the "Code") or
(ii) non-qualified stock options. ISOs may be granted under the Stock Option Plan to employees and officers of the Company. The Stock Option Plan was approved by the Company's shareholders in fiscal 1998.

The Stock Option Plan is intended to encourage stock ownership by employees of the Company, so that they may acquire or increase their proprietary interest in the Company and to encourage such employees and directors to remain in the employ of the Company and to put forth maximum efforts for the success of the business. Options granted under the Stock Option Plan may be accompanied by either stock appreciation rights ("SARs") or limited stock appreciation rights (the "Limited SARs"), or both.

The Plan is administered by the Company's Compensation and Stock Option Committee as the Board may establish or designate (the "Administrators"). The Committee shall be comprised of not less than two members, all of whom shall be outside, disinterested directors. The members of the Compensation and Stock Option Committee are Jeffrey A. Wurst, Fredric J. Gruder and William F. Kenny III, each an outside director.

The Administrators, within the limitation of the Stock Option Plan, shall have the authority to determine the types of options to be granted, whether an Option shall be accompanied by SARs or Limited SARs, the purchase price of the shares of Common Stock covered by each Option (the "Option Price"), the persons to whom, and the time or times at which, Options shall be granted, the number of shares to be covered by each Option and the terms and provisions of the option agreements.

The maximum aggregate number of shares of Common Stock as to which Options, SARs and Limited SARs may be granted under the Stock Option Plan to any one optionee during any fiscal year of the Company is 100,000.

With respect to the ISOs, in the event that the aggregate fair market value, determined as of the date the ISO is granted, of the shares of Common Stock with respect to which Options become exercisable for the first time by any optionee during any calendar year exceeds $100,000, Options granted in excess of such limit shall constitute non-qualified stock options for all purposes. Where the optionee of an ISO is a ten (10%) percent stockholder, the Option Price will not be less than 110% of the fair market value of the Company's Common Stock, determined on the date of grant, and the exercise period will not exceed five
(5) years from the date of grant of such ISO. Otherwise, the Option Price will not be less than one hundred (100%) percent of the fair market value of the shares of the Common Stock on the date of grant, and the exercise period will not exceed ten (10) years from the date of grant. Options granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution, and Options may be exercised, during the lifetime of the optionee, only by the optionee or by his guardian or legal representative.

2001 Option Grants

The following table sets forth information relating to the 262,500 options granted in the fiscal year ended October 27, 2001, all of which were granted to the named executive officers and directors:

Individual Grants

                        Number of    % of Total
                        Securities   Options
                        Underlying   Granted To
                        Options      Employees In  Exercise or Base  Expiration
Name                    Granted      Fiscal Year      Price ($/sh)   Date
----                    -------      -----------      ------------   ----
Michael E. Recca         12,500         4.8%           $ .8937        12/28/2010
                         25,000         9.5%           $1.0313        03/12/2011

Franklin C. Karp         12,500         4.8%           $ .8125        12/28/2010
                         25,000         9.5%           $ .9375        03/12/2011

Joseph J. Calabrese, Jr. 12,500         4.8%           $ .8125        12/28/2010
                         25,000         9.5%           $ .9375        03/12/2011

Michael A. Beck          12,500         4.8%           $ .8125        12/28/2010
                         25,000         9.5%           $ .9375        03/12/2011

Roland W. Hiemer          7,500         2.9%           $ .8125        12/28/2010
                         15,000         5.7%           $ .9375        03/12/2011

William F. Kenny, III    15,000         5.7%           $1.375         11/29/2010
                         15,000         5.7%           $ .8125        12/28/2010

Frederic J. Gruder       15,000         5.7%           $1.375         11/29/2010
                         15,000         5.7%           $ .8125        12/28/2010

Jeffrey A. Wurst         15,000         5.7%           $1.375         11/29/2010
                         15,000         5.7%           $ .8125        12/28/2010
                        -------
Total                   262,500
                        =======


Option Exercises and Holdings

The following table sets forth information concerning the exercise of stock options by the named executives and directors during the Company's fiscal year ended October 27, 2001, the number of options owned by the named executives and directors and the value of any in-the-money unexercised stock options as of April 27, 2002.

Aggregated Option Exercises in Last Fiscal Year and Option Values
-----------------------------------------------------------------

                                                                Value of
                                             Number of          Unexercised
                                             Unexercised        In-the-Money
                                             Options at         Options at
                    Shares                   April 27, 2002     April 27, 2002
                    Acquired     Value       Exercisable (E)/   Exercisable (E)/
Name                on Exercise  Realized $  Unexercisable (U)  Unexercisable (U)
----                -----------  ----------  -----------------  -----------------
Michael E. Recca         0         0         37,500 (E)          $13,671 (E)

Franklin C. Karp         0         0         37,500 (E)          $17,031 (E)

Joseph J. Calabrese, Jr. 0         0         37,500 (E)          $17,031 (E)

Michael A. Beck          0         0         37,500 (E)          $17,031 (E)

Roland W. Hiemer         0         0         22,500 (E)          $10,219 (E)

William F. Kenny, III    0         0         30,000 (E)          $ 8,063 (E)

Frederic J. Gruder       0         0         30,000 (E)          $ 8,063 (E)

Jeffrey A. Wurst         0         0         30,000 (E)          $ 8,063 (E)
                    --------------------------------------------------------
Total                    0         0        262,500 (E)          $99,172 (E)


              HARVEY ELECTRONICS, INC. SAVINGS AND INVESTMENT PLAN

The Harvey Electronics, Inc. Savings and Investment Plan, as amended, includes a defined contribution, profit sharing and 401(K) provision.

An employee is eligible to participate in the plan after he or she has attained age twenty-one (21) and has completed four (4) months of service with the Company. The Board of Directors of the Company may elect to provide for those participants who are employed full time by the Company, as of the last day of the plan year, a contribution of up to three percent (3%) of each employee's compensation. The election by the Board of Directors is based solely on the performance of the Company. For the three fiscal years ended October 27, 2001, no defined contribution percentage was contributed by the Company. In addition, employees participating in the salary deferral aspect of the plan, may elect to defer up to fifteen (15%) of their salary. Effective January 1, 1995 the
Company's Board of Directors temporarily elected to eliminate the employer 401(k) match (which was 25% of the first 6% of the amount contributed by participants prior to such date) on employee contributions. Employee contributions, any Company contribution and the earnings thereon, will be paid-out upon the employee's termination of employment, retirement, death, disability, or if elected, while still employed by the Company upon attaining age 59 1/2. Employees will be one hundred percent (100%) vested at all times in the full value of their salary deferral account. After six (6) years of service with the Company, employees will be fully vested in the Company's matching and defined contribution account.

For fiscal 2002, the Company's Board of Directors authorized a five percent (5%) match on all employee contributions to the 401(k) plan, if the Company's pre-tax profit is at least $500,000 for the fiscal year ended October 26, 2002.

CERTAIN TRANSACTIONS

From April 1, 1998 through April 30, 2000, Mr. Recca received $7,917 per month, representing a director's fee in the annual amount of $95,000, in his capacity as the Chairman of the Board of Directors of the Company. Effective May 1, 2000, Mr. Recca was placed on the Company's payroll at an annual salary of $120,000, plus all Company sponsored benefits.

In December 2000, $23,000 was paid to Recca & Co. Inc., of which Mr. Recca is the sole shareholder. Amounts paid relate to management fees and other miscellaneous amounts from fiscal 1998.

From January 2001 to April 2002, Mr. Recca had also been a principal of NorthStar Capital, LLC which was a joint venture between certain of the partners of Ruskin, Moscou, Evans and Faltischeck, P.C. ("Ruskin"), the Company's corporate counsel and Mr. Recca. Since April 2002, Mr. Recca has been a director of Sky Holdings LTD, and the President of Sky Capital, LLC, a NASD broker dealer.

Jeffrey A. Wurst, Director, is also a Senior Partner with Ruskin. At October 27, 2001, the Company had amounts payable to Ruskin of approximately $25,000. The Company also paid legal fees to Ruskin of $64,000 and $127,000, in fiscal years 2001 and 2000, respectively.

At October 28, 2000, the Company had a receivable of approximately $45,000 due from Mr. E.H. Arnold, a member of HAC and a holder of Preferred Stock. This amount was subsequently collected by the Company in December 2000.

Dividends paid to preferred stockholders aggregated $108,000 for fiscal 2001 and $110,000 for fiscal 2000.

Effective November 1, 1998, the Company signed a consulting agreement with a previous member of its underwriter. Pursuant to the terms of the two-year agreement, the consultant received an annual fee of $75,000 for fiscal 1999. This agreement was terminated by the Company effective February 29, 2000. In August 2000, the consultant was again engaged by the Company, pursuant to a consulting agreement, at $5,000 per month. At December 15, 2000, the agreement was terminated by the Company. The consultant received fees aggregating $5,000 and $40,000 in fiscal years 2001 and 2000, respectively.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

The Company's securities are traded on the NASDAQ SmallCap Market under the symbols "HRVE" for the Common Stock and "HRVEW" for Warrants to purchase Common Stock.

The outstanding shares of Common Stock are currently held by approximately 1,600 shareholders of record, and the Preferred Stock by five holders of record.

The following table indicates the quarterly high and low stock prices for fiscal year 2001 and 2000:

       Quarter Ended                    High              Low
--------------------------------- ----------------- ----------------

January 27, 2001                      $1.625          $   .75
April 28, 2001                         1.50               .75
July 28, 2001                          1.50              1.00
October 27, 2001                       1.27               .55
January 29, 2000                       2.4375            1.0625
April 29, 2000                         2.375             1.50
July 29, 2000                          2.125             1.75
October 28, 2000                       1.9375            1.4688

The Company has paid no dividends on its common stock for the last two years and does not expect to pay dividends on common stock in the future.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the Common Stock and Warrant Agent for the Warrants is Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016.

PROPOSAL II
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Subject to ratification by the shareholders, the Board of Directors has appointed BDO Seidman, LLP as the Company's new independent auditors to audit the 2002 financial statements for the fiscal year ending October 26, 2002. BDO Seidman, LLP will be succeeding Ernst & Young LLP. Fees paid to Ernst & Young LLP for the last annual audit were $71,000 for audit related services. Audit related services generally include fees for accounting consultations. BDO Seidman, LLP's fees for the 2002 audit and the three related quarterly reviews will be $55,000.

Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions, relating only to the financial statements for fiscal 2001.

The Audit Committee and the Board of Directors recommend the shareholders vote "FOR" such ratification of the new independent auditors, BDO Seidman, LLP.

The firm of Ernst & Young LLP had examined the financial statement of the Company since the fiscal year ended February 2, 1974. Ernst & Young LLP did not have any financial interest in the Company and during the last three years has not had any connection with the Company in any capacity other than that of independent auditors and providing certain advisory services. As previously disclosed on Form 8K, there were no disagreements with Ernst & Young LLP on any matter of accounting principle or practices, financial statement disclosure or auditing scope and procedure.

The affirmative vote by the holders of a majority of the Company's voting shares represented at the Meeting is required for the approval of the new auditors, BDO Seidman, LLP. Under applicable New York law, in determining whether this proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

ANNUAL REPORT ON FORM 10-KSB

An annual report on Form 10-KSB as filed with the SEC for the year ending October 27, 2001, containing financial and other information about the Company, is being mailed to all stockholders of record as of the Record Date, at the Company's cost.

OTHER MATTERS

Management does not know of any other matters which are likely to be brought before the Meeting. However, in the event that any other matters properly come before the Meeting, including, but not limited to any proposals made by shareholders, the persons named in the enclosed proxy will vote the proxy in accordance with their best judgment. Under the Company's By-laws, advance notice is required for nomination of directors and for certain business to be brought before an annual meeting of shareholders of the Company. Such advance notice must generally be received by the Company not less than 50 days nor more than 75 days prior to the date of such meeting. A copy of the Company's By-laws specifying the advance notice requirements will be furnished to any stockholder upon written request to the Secretary of the Company.

SOLICITATION OF PROXIES

The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting, and the enclosed proxy card will be borne by the Company.

In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of some of its officers and regular employees (who will receive no compensation therefore in addition to their regular salaries) to solicit proxies personally and by telephone and telecopy. The Company has requested banks, brokers and other custodians, nominees, and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing.

SHAREHOLDERS PROPOSALS

Any shareholder of the Company who wishes to present a proposal to be considered at the next annual meeting of shareholders of the Company and who wishes to have such proposal presented in the Company's proxy statement for such meeting must deliver such proposal in writing to the Company at 205 Chubb Avenue, Lyndhurst, New Jersey 07071, on or before December 31, 2002. In order to curtail controversy as to the date on which the proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail, return receipt requested.

                                            By Order of the Board of Directors


                                            Joseph J. Calabrese, Jr., Secretary

Lyndhurst, New Jersey
Dated: May 31, 2002

                                 - APPENDIX A -

                                   CHARTER FOR
                             THE AUDIT COMMITTEE OF
                            HARVEY ELECTRONICS, INC.

BOARD OF DIRECTORS

Organization

This charter governs the operations of the audit committee (the "committee") of the board of directors of Harvey Electronics, Inc. (the "Company"). The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board, In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, record, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements. The committee in carrying out its responsibilities believes it policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

o The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independent Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholder's approval.

o The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

o The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

o The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.